Exhibit 10.6

                               SECURITY AGREEMENT

                                                       (ProCath Corporation)

To:      Laurus Master Fund, Ltd.
         c/o Onshore Corporate Services, Ltd.
         P.O. Box 1234 G.T
         Queensgate House
         South Church Street
         Grand Cayman, Cayman Islands

Gentlemen:

     1. To secure the payment of all Obligations (as hereafter defined), we hereby grant to you a continuing security interest in all of the following property now owned or at any time hereafter acquired by us, or in which we now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles, but excluding intellectual property), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks and tradestyles in which we now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.

     2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by us and/or EP MedSystems, Inc. ("EP MedSystems") to you and all loans, advances, extensions of credit, endorsements, guaranties, benefits and/or financial accommodations heretofore or hereafter made, granted or extended by you to us and/or EP MedSystems or which you have or will become obligated to make, grant or extend to us and/or EP MedSystems or for our account or EP MedSystems' account and any and all interest, charges and/or expenses heretofore or hereafter owing by us and/or EP MedSystems to you and any and all renewals or extensions of any of the foregoing, no matter how or when arising, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether under any present or future agreement or instruments between or among us, you, EP MedSystems or otherwise, including, without limitation, all obligations owing by us to you under the Secured Convertible Note dated as of the date hereof made by us in favor of you in the original principal amount of $4,000,000 (as amended, modified and supplemented from time to time, the "Note").

     3. We hereby represent, warrant and covenant to you that: (a) we are a company validly existing, in good standing and formed under the laws of the State of New Jersey and we will provide you thirty days prior written notice of any change in our state of formation; (b) our legal name is "ProCath Corporation", as set forth in our Certificate of Incorporation as amended through the date hereof; (c) we are the lawful owner of the Collateral and have the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities; (d) we will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature; (e) we will at our own cost and expense keep the Collateral in good state of repair and will not waste or destroy the same or any part thereof; (f) we will not without your prior written consent, sell, exchange, lease or otherwise dispose of the Collateral or any of our rights therein or permit any lien or security interest to attach to same, except that created by this Agreement; (g) we will insure the Collateral in your name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall specify in amounts and under policies by insurers acceptable to you and all premiums thereon shall be paid by us and the policies delivered to you. If we fail to do so, you may procure such insurance and the cost thereof shall constitute Obligations; (h) we will at all times allow you or your representatives free access to and the right of inspection of the Collateral; and (i) we hereby indemnify and save you harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that you may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Agreement or the Note or in the prosecution or defense of any action or proceeding either against you or us concerning any matter growing out of or in connection with this Agreement, the Note and/or any of the Obligations and/or any of the Collateral.

     4. We shall be in default under this Agreement upon the happening of any of the following events or conditions, each such event or condition an "Event of Default" (a) we shall fail to pay when due or punctually perform any of the Obligations; (b) any covenant, warranty, representation or statement made or furnished to you by us or on our behalf shall be false in any material respect;
(c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon; (d) we shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of our property; (e) any proceedings under any bankruptcy or insolvency law shall be commenced by or against us; or (f) an Event of Default shall have occurred under and as defined in the Security Agreement dated as of the date hereof between you and EP MedSystems, as the same may be amended, modified and supplemented from time to time.

     5. Upon the occurrence of any Event of Default and at any time thereafter, you may declare all Obligations immediately due and payable and you shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. You will at all times have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire. Upon your request, we shall assemble the Collateral and make it available to you at a place designated by you. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten days before such disposition, postage prepaid, addressed to us either at our address shown herein or at any address appearing on your records for us. Any proceeds of any disposition of any of the Collateral shall be applied by you to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by you toward the payment of the Obligations in such order of application as you may elect, and we shall be liable for any deficiency.

     6. If we default in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, you may, at your option without waiving your right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to us, perform or fulfill the same or cause the performance or fulfillment of the same for our account and at our sole cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law.

     7. We appoint you, any of your officers, employees or any other person or entity whom you may designate as our attorney, with power to execute such documents in our behalf and to supply any omitted information and correct patent errors in any documents executed by us or on our behalf; to file financing statements against us covering the Collateral; to sign our name on public records; and to do all other things you deem necessary to carry out this Agreement. We hereby ratify and approve all acts of the attorney and neither you nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

     8. No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by you and then only to the extent therein set forth, and no waiver by you of any default shall operate as a waiver of any other default or of the same default on a future occasion. Your books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon us for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. You shall have the right to enforce any one or more of the remedies available to you, successively, alternately or concurrently. We agree to join with you in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to you and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the Collateral.

     9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to you hereunder shall enure to the benefit of your successors and assigns. The term "you" as herein used shall include your company, any parent of your company, any of your subsidiaries and any co-subsidiaries of your parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall enure to the benefit of and shall bind the representatives, successors and assigns of each of us and them. You and we hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and we agree not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York; provided, that nothing in this Agreement shall be deemed to preclude you from bringing suit or taking other legal action in any other jurisdiction and (c) waive any objection you or we may have as to the bringing or maintaining of such action with any such court. We hereby waive personal service of process in any such action and agree that service of such process may be made by registered or certified mail addressed to us at the address set forth below.

                          [CONTINUED ON FOLLOWING PAGE]

     10. All notices from you to us shall be sufficiently given if mailed or delivered to us at our address set forth below.

                                Very truly yours,

                               PROCATH CORPORATION

                             By:_/s/ Reinhard Schmidt
                             Name:   Reinhard Schmidt
                             Title:  President and Chief Executive Officer

                             Address: 575 Route 73 North
                                      Building D
                                      West Berlin, New Jersey  08091


                             Dated as of:  August 28, 2003

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By: /s/ David Grin
Name:   David Grin
Title:  Partner